UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2009

ADEX MEDIA, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-143695	20-8755674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

883 North Shoreline Boulevard; Suite A200
Mountain View, CA 94043
(Address of principal executive offices) (Zip Code)

(650) 967-3040
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2008, AdEx Media, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (“MIPA”) with the ten members (the “Members”) of Digital Instructor, LLC, a Colorado limited liability company (“Digital Instructor”) pursuant to which the Company purchased all outstanding membership interests (“Membership Interests”) of Digital Instructor.  A copy of the MIPA was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2008.

Pursuant to the MIPA, the Company issued the following payments as part of the Purchase Price:

(i)	One Million Dollars ($1,000,000) in cash at the closing;
(ii)
a Senior Secured Promissory Note (the “Note”) in the principal amount of Five Hundred Thousand Dollars ($500,000) payable to Digital Equity Partners, LLC, a Colorado limited liability company wholly owned by the selling members of Digital Instructor and formed for the purpose of holding the Note (“DEP”), on February 12, 2009 (subsequently amended to March 9, 2009); and

(iii)	One Million Two Hundred Thousand (1,200,000) restricted shares of the Company’s common stock.

In addition, the Company agreed to pay an additional amount up to Five Hundred Thousand Dollars ($500,000) payable within a certain period of time following August 12, 2009, subject to Digital Instructor achieving certain gross revenue performance milestones (the “Earn Out”) as part of the Purchase Price.

On March 6, 2009, the Company, DEP and the former Members of Digital Instructor entered into an Agreement (the “Agreement”) pursuant to which:

(i)
DEP surrendered the Note and the Company issued to DEP in exchange for the Note (a) a new note payable to DEP in the principal amount of $255,000 (the “New Note”) and (b) a cash payment of $245,000 on the Effective Date (the “Cash Payment”) of the Agreement;

(ii)	the Security Agreement under the Note was amended to reflect DEP’s amended security interest in the principal amount of $255,000 under the New Note; and
(iii)	certain provisions of the MIPA including without limitation, the Earn Out and the Earn Out Period, were amended by the Company and the former Members.

Pursuant to the New Note, the Company has agreed to pay DEP the following amounts on the following dates:

(1)	$52,500 on the earlier of (i) ninety days from February 12, 2009 and (ii) when such amount is declared due and payable by the holder upon or after the occurrence of an Acceleration Event;
(2)
$52,500 on the earlier of (i) one hundred eighty days from February 12, 2009 and (ii) when such amount is declared due and payable by the holder upon or after the occurrence of an Acceleration Event; and

(3)
$150,000 on the earlier of (i) February 12, 2010, (ii) when such amount is declared due and payable by the holder upon or after the occurrence of an Acceleration Event and (iii) when such amount is declared due and payable by holder upon or after the occurrence of the Company’s termination of Dennis Hefter’s employment other than for Cause (as defined in the Agreement) prior to February 12, 2010.

The New Note contains customary events of default that entitle the holder thereof to accelerate the maturity date of the unpaid principal amount.

The Security Agreement, which was entered into for the purposes of collateralizing the Note and gave DEP a first priority security interest in the Membership Interests purchased by the Company was amended to reflect DEP’s amended security interest in the principal amount of $255,000 under the New Note.

Under the Agreement, the Company, DEP and the former Members agreed to a mutual release of claims arising out of the MIPA prior to the Effective Date of the Agreement.

Under the MIPA, the Earn Out provision was amended with respect to one of the Members’ pro rata portion of the Earn Out, which is equal to an amount up to $150,000.  Such amendment extends the Earn Out Period to include the period commencing on February 12, 2009 and ending on February 12, 2010.

Copies of the MIPA and all ancillary documents, including the Note, the Security Agreement and the Lockup Agreement, were attached as Exhibits under Item 9.01(d) of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2008.

Item 2.03. Creation of a Direct Financial Obligation

Item 1.01 of this Form 8-K, which contains a description of the obligations set forth in the New Note and the Security Agreement, is incorporated into this Item 2.03 by reference.

Item 9.01        Exhibits.

      (d)          EXHIBITS - The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Agreement, dated as of March 6, 2009, by and among AdEx Media, Inc., Digital Equity Partners, LLC, and the former members of Digital Instructor, LLC.
10.2	Senior Secured Promissory Note, dated as of March 6, 2009, by and among AdEx Media, Inc., and Digital Equity Partners, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEX MEDIA, INC.

Dated: March 12, 2009	By:	/s/ Ben Zadik
Ben Zadik
Chief Financial Officer